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EXHIBIT 23.02
HJ & ASSOCIATES, L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
American Institute of Certified Public Accountants
Utah Association of Certified Public Accountants


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated July 17, 2001, relating to the financial statements of Savon Team Sports, Inc., a Utah corporation, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ HJ & ASSOCIATES, LLC
Salt Lake City, Utah

August 23, 2001


50 South Main Street, Suite 1450
Salt Lake city, Utah 84144
Telephone (801) 328-4408
Facsimile (801) 328-4461